Exhibit 99.1

INOVALON REPORTS SECOND QUARTER 2019 RESULTS

Second Quarter 2019 Highlights

•	Q2 revenue of $157.0 million, up 3% year-over-year, and up 8% sequentially

•	Q2 net income of $4.5 million, resulting in diluted net income of $0.03 per share

•	Q2 Non-GAAP net income of $19.1 million, resulting in Non-GAAP net income of $0.13 per share

•	Q2 Adjusted EBITDA of $52.2 million, resulting in Adjusted EBITDA margin of 33.3%

•	Q2 net cash provided by operating activities of $25.2 million, up 90% year-over-year

•	Q2 Annual Contract Value (ACV)[1], excluding Services, for new sales totaled $38.7 million, up 39% sequentially

•	Updating 2019 guidance to reflect narrowing of range for revenue and raising of ranges for net income, net income per share, Adjusted EBITDA, Non-GAAP net income, and Non-GAAP net income per share

Trailing Twelve Month (TTM)2 Second Quarter 2019 Highlights

•	TTM Q2 revenue of $584.6 million, up 23% period-over-period

•	TTM Q2 Non-GAAP net income of $57.7 million, up 66% period-over-period

•	TTM Q2 Adjusted EBITDA of $188.0 million, up 61% period-over-period

•	TTM Q2 net cash provided by operating activities of $110.2 million, up 44% period-over-period

•	TTM Q2 ACV[1], excluding Services, for new sales totaled $156.3 million, up 69% period-over-period

Please refer to our Second Quarter 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, 2019 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

BOWIE, Md. – July 31, 2019 – Inovalon (Nasdaq: INOV), a leading provider of cloud-based platforms empowering data-driven healthcare, today announced financial results for the second quarter of 2019 and guidance for the third quarter and remainder of 2019.

“Sales during the quarter were notably broad-based with both significant multi-year sales to top-25 payer and pharmacy organizations, and hundreds of sales into provider and pharmaceutical organizations,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board. “The increasing demand for our platform drove strong 39% sequential new sales growth and 8% sequential organic revenue growth during the quarter. The continued momentum is being seen in our trailing twelve-month performance, revealing a 69% increase in new platform sales and a 23% increase in revenue. As sales continue to mount and convert into revenue, we are pleased by how the year is shaping up, and we are excited as we look past 2019.”

Second Quarter 2019 Financial Results

•
Revenue for the second quarter of 2019 was $157.0 million, a year-over-year increase of 3% compared with $152.8 million for the second quarter of 2018. TTM revenue for the second quarter period of 2019 was $584.6 million, a period-over-period increase of 23% compared with $476.0 million for the second quarter 2018 TTM period.

•
Cost of revenue for the second quarter of 2019 was $41.1 million, or 26.2% of revenue, compared with $39.0 million, or 25.5% of revenue for the second quarter of 2018. This equates to gross margin for the second quarter of 2019 of 73.8% compared with 74.5% for the second quarter of 2018. TTM gross margin for the second quarter of 2019 was 74.2%, a period-over-period increase of 530 basis points compared with 68.9% for the second quarter 2018 TTM period.

•
Net income for the second quarter of 2019 was $4.5 million, resulting in diluted net income of $0.03 per share, compared with a net loss of $10.5 million and net loss of $0.07 per share, respectively, for the second quarter of 2018, an increase of $15.0 million, or $0.10 per share.

•
Adjusted EBITDA for the second quarter of 2019 was $52.2 million, in line with $52.8 million for the second quarter of 2018. Adjusted EBITDA margin for the second quarter of 2019 was 33.3%, compared with 34.6% for the second quarter of 2018. TTM Adjusted EBITDA for the second quarter of 2019 was $188.0 million, a period-over-period increase of 61% compared with $117.0 million for the second quarter 2018 TTM period. TTM Adjusted EBITDA margin for the second quarter of 2019 was 32.2%, a period-over-period increase of 760 basis points compared with 24.6% for the second quarter 2018 TTM period.

•
Non-GAAP net income for the second quarter of 2019 was $19.1 million, resulting in Non-GAAP net income of $0.13 per share, compared with $19.3 million and $0.13 per share, respectively, for the second quarter of 2018. TTM Non-GAAP net income for the second quarter of 2019 was $57.7 million, resulting in Non-GAAP net income of $0.39 per share, compared with $34.7 million and $0.24 per share, respectively, for the second quarter 2018 TTM period, an increase of 66% and 63%, respectively.

•
Net cash provided by operating activities for the second quarter of 2019 was $25.2 million, a year-over-year increase of 90% compared with $13.3 million for the second quarter of 2018. Net cash provided by operating activities for the second quarter 2019 TTM period was $110.2 million, a period over-period increase of 44% compared with $76.7 million for the second quarter 2018 TTM period.

“We are seeing a continued strong progression of product mix shift with the Inovalon ONE® Platform toward higher value and higher efficiency data-driven cloud-based offerings,” said Jonathan R. Boldt, Inovalon’s chief financial officer. “This shift toward higher-value modules being adopted by our clients, in conjunction with our focus on process automation, connectivity, and operating efficiencies, supports continued operational leverage and expanding profitability and cash flow generation strength. This is driving an impressive 17% sequential Adjusted EBITDA growth, with trailing twelve-month performance revealing a 61% increase in Adjusted EBITDA, a 66% increase in Non-GAAP net income per share, and a dramatic $62.2 million increase in free cash flow3 versus the year-ago period.”

Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, and free cash flow are Non-GAAP measures. Net income is the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income. Net cash provided by operating activities is the GAAP financial measure most directly comparable to free cash flow. Reconciliations of net income to Adjusted EBITDA and Non-GAAP net income and reconciliations of net cash provided by operating activities to free cash flow identifying the differences between net income and net cash provided by operating activities and each of these Non-GAAP financial measures, are included in this press release after the consolidated financial statements.

Key Highlights

•
Continued Strong Market Demand & Sales Success. Demand for the cloud-based Inovalon ONE® Platform continued to be strong in the second quarter, with new sales (excluding Services) signed from new logo contract wins and existing customer expansions totaling $38.7 million in ACV, up 39% sequentially from $27.8 million in the first quarter of 2019. Sales were notably broad-based with both significant multi-year sales to top-25 payer and pharmacy organizations and hundreds of sales into provider and pharmaceutical organizations.

•
New Capabilities Supporting Continued Mix Shift to Higher Value and Differentiation. During the second quarter, Inovalon continued to introduce new platform configurations and capabilities including implementations of clinical, treatment, outcome, social determinant, and sociodemographics data elements to inform population health initiatives; applications of AI informing dynamics such as patient fall risk, post-acute care staffing, and disease identification; and analytics involving genetic testing results for the pharmaceutical marketplace. These releases garnered significant interest within the quarter, already resulting in new sales to clients implementing across populations of nearly three million patients which will begin implementing during the second half of the year.

•
Scale, Product Mix & Platform Efficiency Driving Strong Margin Performance. Client demand for increasingly sophisticated cloud-based solutions, higher compute speeds and analytical response times, the integration and application of broader data types, and more advanced forms of analytics are driving greater value realization for clients and strong price points for the Company. Additionally, the efficiency of Inovalon’s platform in the setting of the growing scale of the business is translating into further demonstration of the Company’s operating leverage. Together, these factors supported strong margin performance during the quarter. Gross margins were strong at 73.8%, G&A as a percentage of revenue decreased to 29%, and Adjusted EBITDA came in at $52.2 million.

•
Continued Strength in Inovalon’s TTM Performance. Strength across multiple measures continues to gain momentum for the Company, translating into strong trailing twelve-month metrics. New platform sales ACV (excluding Services) for the TTM period were $156.3 million, up 69% when compared to the second quarter 2018 TTM period. Revenue for the TTM period was $584.6 million, up 23% when compared to the second quarter 2018 TTM period. Adjusted EBITDA rose to $188.0 million, up 61% when compared to the second quarter 2018 TTM period. Non-GAAP net income per share was $0.39, up 63% when compared to the second quarter 2018 TTM period. Free cash flow was $58.9 million, up $62.2 million when compared to the second quarter 2018 TTM period.

Other Financial Data and Key Metrics

The following constitute other financial data and key metrics that are presented quarterly.

•
Growth of Datasets: At June 30, 2019, the MORE[2] Registry® dataset contained more than 278 million unique patient counts and 46 billion medical event counts, increases of 10% and 16%, respectively, compared with June 30, 2018. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE[2] Registry® dataset and is therefore not fully reflected within the aforementioned data metrics as of this date.

•
Investment in Innovation: For the quarter ended June 30, 2019, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based platforms empowering data-driven healthcare was $17.1 million, or 11% of revenue, a decrease of $2.5 million, or 13%, compared to the prior year period, bringing the amount back toward historical levels.

•
Analytical Process Count Growth: Inovalon’s trailing twelve-month Patient Analytics Months (“PAM”) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to 55.1 billion as of June 30, 2019, an increase of 19% as compared with June 30, 2018.

Please see the Company’s filings with the Securities and Exchange Commission (“SEC”) for further detail regarding the preceding other financial data and key metrics.

Shares Outstanding

As of July 19, 2019, the Company had 73.9 million shares of Class A common stock outstanding and 80.3 million shares of Class B common stock outstanding.

2019 Financial Guidance

The Company is updating its full-year 2019 guidance to narrow its expected revenue range, raise its expected net income range, raise its diluted net income per share range, raise its Adjusted EBITDA range, raise its non-GAAP net income range, and raise its non-GAAP diluted net income per share range. Additionally, the Company is reiterating its previously provided full-year 2019 guidance originally provided ranges on May 1, 2019 for net cash provided by operating activities and capital expenditures.

Financial Metric	Previous Full Year 2019 Guidance Range	Updated Full Year 2019 Guidance Range Updated July 31, 2019	Change from Full Year 2018
Revenue	$637 million to $657 million	$638 million to $648 million	21% to 23%
Net income	$2 million to $6 million	$4 million to $9 million
Non-GAAP net income	$63 million to $71 million	$67 million to $73 million	70% to 86%
Adjusted EBITDA	$200 million to $210 million	$205 million to $214 million	35% to 41%
Net cash provided by operating activities	$130 million to $145 million	$130 million to $145 million	44% to 60%
Capital expenditure	$52 million to $58 million	$52 million to $58 million
Diluted net income per share	$0.01 to $0.04	$0.03 to $0.05
Non-GAAP diluted net income per share	$0.42 to $0.48	$0.45 to $0.49	67% to 81%

The Company is providing the following guidance for the third quarter 2019 below, indicating 11% to 15% year-over-year organic revenue growth.

Financial Metric	Third Quarter 2019 Guidance Range Provided July 31, 2019
Revenue	$162.5 million to $167.5 million
Net income	$3 million to $4 million
Non-GAAP net income	$17 million to $19 million
Adjusted EBITDA	$53 million to $57 million
Diluted net income per share	$0.02 to $0.03
Non-GAAP diluted net income per share	$0.11 to $0.13

Additional assumptions made within the Company’s 2019 guidance are as follows:

•	While changes in the stock price could change the fully diluted share count, under the treasury stock method, 2019 guidance assumes 149 million weighted average diluted shares.

•	2019 guidance assumes an effective tax rate of approximately 28% for the full year.

Reconciliations of net income, the GAAP financial measure most directly comparable to Adjusted EBITDA and Non-GAAP net income, identifying the differences between each of these Non-GAAP financial measures and the most directly comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Conference Call

Inovalon will host a conference call to discuss its second quarter 2019 results at 5:00 p.m. Eastern Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 8645107; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

Please refer to our Second Quarter 2019 Earnings Presentation Supplement available at http://investors.inovalon.com for additional information, including 2019 financial guidance, additional financial metrics, and other topics that will be referenced during the Company’s conference call.

About the Inovalon ONE® Platform

The Inovalon ONE® Platform is an integrated cloud-based platform of nearly 100 individual proprietary technology toolsets and deep data assets able to be rapidly configured to empower the operationalization of large-scale, data-driven healthcare initiatives. Each proprietary technology toolset is referred to as a Component, which are grouped into Modules, and informed by the data of billions of medical events within Inovalon’s proprietary datasets. Combinations of Components and Modules are configured to empower highly differentiated solutions for client needs quickly and in a highly scalable fashion. The flexibility of the modular design of the Platform enables clients to integrate the capabilities of the Platform with their own internal capabilities or other third-party solutions. The Platform brings to the marketplace a highly extensible, national-scale capability to interconnect with the healthcare ecosystem on a massive scale, aggregate and analyze data in petabyte volumes, arrive at sophisticated insights in real-time, and drive meaningful impact wherever it is analytically identified best to intervene and intuitively visualize data and information to inform business strategy and execution.

About Inovalon

Inovalon is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real-time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its platform, unparalleled proprietary data sets, and industry-leading subject matter expertise, Inovalon enables better care, efficiency, and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device, and diagnostics companies, Inovalon's unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including 24 of the top 25 U.S. health plans and 22 of the top 25 global pharma companies, Inovalon's technology platforms and analytics are informed by data pertaining to more than 976,000 physicians, 535,000 clinical facilities, 278 million Americans, and nearly 46 billion medical events. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and are intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding the roll-out of any product or capability, the timing, performance characteristics and utility of any such product or capability, and the impact of any such product or capability on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “see,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “intend,” “expect,” “project,” “look forward,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, expectations about future business plans, prospective performance and opportunities, strategies and business plans, expectations regarding future results, expectations regarding the size of our datasets, expectations regarding implementation timeframes, our ability to meet financial guidance for the third quarter and full year 2019, expectations regarding tax rates, and statements with respect to visibility, revenue retention and recurring revenue, including ACV. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth, including successfully integrating acquisitions, including ABILITY; ability to grow the client base, retain and renew the existing client base and maintain or increase the fees and activity with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including the Inovalon ONE® Platform, ScriptMed® Cloud, Clinical Data Extraction as a Service (CDEaaS™), Natural Language Processing as a Service (NLPaaS™), and Elastic Container Technology (ECT™); the possibility of technical, logistical or planning issues in connection with the Company’s investment in and successful deployment of the Company’s products, services and technological advancements; the ability to enter into new agreements with existing or new platforms, products and solutions in the timeframes expected, or at all; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the effects of changes in tax laws in the jurisdictions in which we operate; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; the timing, size and effect of business realignment and restructuring charges; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019, included under the heading Item 1A, “Risk Factors,” and in subsequent filings with the SEC. The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements.

1 Annualized Contract Value (ACV) is defined as a metric reflecting the sum of the first 12 months of revenue expected from contracts signed during a specific period (such as a quarter or year).
2 Metrics calculated on a trailing twelve-month (TTM) basis reflect the prior twelve months of activity.
3 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software.

Inovalon Holdings, Inc.
Consolidated Statements of Operations (unaudited)

(In thousands, except per-share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$156,977	$152,798	$302,468	$245,553
Expenses:
Cost of revenue(1)	41,118	39,015	78,321	72,506
Sales and marketing(1)	14,306	12,045	27,832	19,947
Research and development(1)	7,898	7,545	16,099	13,966
General and administrative(1)	45,694	60,174	99,317	109,570
Depreciation and amortization	27,420	26,906	54,467	43,286
Restructuring expense	—	9,464	—	9,464
Total operating expenses	136,436	155,149	276,036	268,739
Income (Loss) from operations	20,541	(2,351)	26,432	(23,186)
Other income and (expenses):
Interest income	664	154	1,274	1,549
Interest expense	(16,649)	(15,568)	(33,191)	(17,450)
Other expense, net	—	(511)	(11)	(1,631)
Income (Loss) before taxes	4,556	(18,276)	(5,496)	(40,718)
Provision for (Benefit from) income taxes	18	(7,810)	(1,711)	(13,418)
Net income (loss)	$4,538	$(10,466)	$(3,785)	$(27,300)
Net income (loss) attributable to common stockholders, basic and diluted	$4,403	$(10,466)	$(3,785)	$(27,300)
Net income (loss) per share attributable to common stockholders, basic and diluted:
Basic net income (loss) per share	$0.03	$(0.07)	$(0.03)	$(0.19)
Diluted net income (loss) per share	$0.03	$(0.07)	$(0.03)	$(0.19)
Weighted average shares of common stock outstanding:
Basic	148,136	147,181	147,956	143,301
Diluted	148,478	147,181	147,956	143,301
_______________________________________________________

(1)	Includes stock-based compensation expense as follows:
	Cost of revenue	$78	$(87)	$155	$53
	Sales and marketing	339	(401)	639	68
	Research and development	379	330	749	958
	General and administrative	1,986	2,802	6,478	5,313
	Total stock-based compensation expense	$2,782	$2,644	$8,021	$6,392

Inovalon Holdings, Inc.
Consolidated Balance Sheets (unaudited)

(In thousands, except share and par value amounts)	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$129,850	$115,591
Short-term investments	503	7,000
Accounts receivable (net of allowances of $4,667 and $3,350 at June 30, 2019 and December 31, 2018, respectively)	115,440	104,405
Prepaid expenses and other current assets	21,283	34,801
Income tax receivable	5,228	10,330
Total current assets	272,304	272,127
Non-current assets:
Property, equipment and capitalized software, net	136,592	141,758
Operating lease right-of-use assets	47,567	—
Goodwill	955,881	956,029
Intangible assets, net	509,110	535,343
Other assets	19,498	16,158
Total assets	$1,940,952	$1,921,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$32,220	$31,295
Accrued compensation	21,660	25,298
Other current liabilities	39,050	51,384
Deferred revenue	19,934	20,628
Credit facilities	9,800	9,800
Operating lease liabilities	9,095	—
Finance lease liabilities	2,386	2,905
Total current liabilities	134,145	141,310
Non-current liabilities:
Credit facilities, less current portion	936,583	939,514
Operating lease liabilities, less current portion	42,900	—
Finance lease liabilities, less current portion	13,545	13,927
Other liabilities	48,540	33,406
Deferred income taxes	99,105	110,669
Total liabilities	1,274,818	1,238,826
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.000005 par value, 900,000,000 shares authorized, zero shares issued and outstanding at each of June 30, 2019 and December 31, 2018, respectively	—	—
Class A common stock, $0.000005 par value, 750,000,000 shares authorized; 88,549,955 shares issued and 73,929,780 shares outstanding at June 30, 2019; 86,679,575 shares issued and 72,059,400 shares outstanding at December 31, 2018	—	—
Class B common stock, $0.000005 par value, 150,000,000 shares authorized; 80,287,495 shares issued and outstanding at June 30, 2019; 80,608,685 shares issued and outstanding at December 31, 2018	1	1
Preferred stock, $0.0001 par value, 100,000,000 shares authorized, zero shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in-capital	625,908	618,674
Retained earnings	266,686	270,471
Treasury stock, at cost, 14,620,175 shares at June 30, 2019 and December 31, 2018, respectively	(199,817)	(199,817)
Other comprehensive loss	(26,644)	(6,740)
Total stockholders’ equity	666,134	682,589
Total liabilities and stockholders’ equity	$1,940,952	$1,921,415

Inovalon Holdings, Inc.
Consolidated Statements of Cash Flows (unaudited)

(In thousands)	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(3,785)	$(27,300)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	8,021	6,392
Depreciation	28,234	25,638
Amortization of intangibles	26,233	17,648
Amortization of debt issuance costs and debt discount	2,155	1,024
Deferred income taxes	(1,836)	(13,151)
Restructuring expense, non-cash	—	8,583
Change in fair value of contingent consideration	517	8,700
Other	1,703	1,895
Changes in assets and liabilities:
Accounts receivable	(12,351)	(7,312)
Prepaid expenses and other current assets	(1,634)	(3,222)
Income taxes receivable	5,239	(330)
Other assets	(3,552)	(5,727)
Accounts payable and accrued expenses	2,432	(10,676)
Accrued compensation	(4,105)	2,336
Other current and non-current liabilities	(6,665)	11,385
Deferred revenue	(694)	4,241
Net cash provided by operating activities	39,912	20,124
Cash flows from investing activities:
Maturities of short-term investments	6,464	87,901
Sales of short-term investments	—	161,772
Purchases of property and equipment	(8,510)	(16,476)
Investment in capitalized software	(16,776)	(22,532)
Acquisition, net of cash acquired of $0 and $23,850, respectively	—	(1,082,740)
Net cash used in investing activities	(18,822)	(872,075)
Cash flows from financing activities:
Proceeds from credit facility borrowings, net of discount	—	965,300
Repayment of credit facility borrowings	(4,900)	(236,250)
Payments for debt issuance costs	—	(18,269)
Proceeds from exercise of stock options	1,817	1,613
Finance lease liabilities paid	(1,262)	(311)
Tax payments for equity award issuances	(2,486)	(1,069)
Net cash (used in) provided by financing activities	(6,831)	711,014
Increase (Decrease) in cash and cash equivalents	14,259	(140,937)
Cash and cash equivalents, beginning of period	115,591	208,944
Cash and cash equivalents, end of period	$129,850	$68,007
Supplementary cash flow disclosure:
Income taxes (received) paid, net	$(5,254)	$107
Interest paid	31,465	11,131
Non-cash transactions:
Operating lease obligations incurred	20,570	—
Finance lease obligations incurred	20	4,602
Accruals for purchases of property, equipment	893	7,292
Accruals for investment in capitalized software	1,427	1,841
Acquisition consideration	—	83,580

Inovalon Holdings, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

(In thousands, except percentages)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$4,538	$(10,466)	$(3,785)	$(27,300)
Depreciation and amortization	27,420	26,906	54,467	43,286
Interest income	(664)	(154)	(1,274)	(1,549)
Interest expense	16,649	15,568	33,191	17,450
Other expense, net	—	511	11	1,631
Provision for (Benefit from) income taxes	18	(7,810)	(1,711)	(13,418)
EBITDA	47,961	24,555	80,899	20,100
Stock-based compensation	2,782	2,644	8,021	6,392
Acquisition costs:
Transaction costs	6	1,287	898	4,639
Integration costs	1,002	2,445	3,471	3,202
Contingent consideration accretion	142	8,500	247	8,700
Compensatory contingent consideration	(4)	1,229	(34)	1,787
Restructuring expense	—	9,464	—	9,464
Other non-comparable items(1)	329	2,680	3,250	6,392
Adjusted EBITDA	$52,218	$52,804	$96,752	$60,676
Adjusted EBITDA margin	33.3%	34.6%	32.0%	24.7%
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(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Non-GAAP net income (unaudited)
Inovalon defines Non-GAAP net income as net income or loss calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs, restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items. The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding. A reconciliation of net income to Non-GAAP net income follows:

(In thousands, except per-share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of net income (loss) to Non-GAAP net income:
Net income (loss)	$4,538	$(10,466)	$(3,785)	$(27,300)
Stock-based compensation	2,782	2,644	8,021	6,392
Acquisition costs:
Transaction costs	6	1,287	898	4,639
Integration costs	1,002	2,445	3,471	3,202
Contingent consideration accretion	142	8,500	247	8,700
Compensatory contingent consideration	(4)	1,229	(34)	1,787
Amortization of acquired intangible assets	13,117	13,797	26,233	17,648
Amortization of debt issuance costs and debt discount	1,083	—	2,155	—
Restructuring expense	—	9,464	—	9,464
Other non-comparable items(1)	329	2,680	3,250	6,392
Tax impact of add-back items	(3,916)	(12,290)	(6,726)	(16,593)
Non-GAAP net income	$19,079	$19,290	$33,730	$14,331

GAAP basic net income (loss) per share	$0.03	$(0.07)	$(0.03)	$(0.19)
GAAP diluted net income (loss) per share	$0.03	$(0.07)	$(0.03)	$(0.19)
Non-GAAP basic net income per share	$0.13	$0.13	$0.23	$0.10
Non-GAAP diluted net income per share	$0.13	$0.13	$0.23	$0.10
Weighted average shares of common stock outstanding:
Basic	148,136	147,181	147,956	143,301
Diluted	148,478	147,332	148,295	143,540
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(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Free Cash Flow (unaudited)
Inovalon defines free cash flow as net cash provided by operating activities less purchases of property and equipment and less investment in capitalized software. A reconciliation of net cash provided by operating activities to free cash flow follows:

(In thousands)	Six Months Ended June 30,
	2019	2018
Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$39,912	$20,124
Less: Purchases of property and equipment	(8,510)	(16,476)
Less: Investment in capitalized software	(16,776)	(22,532)
Free cash flow	$14,626	$(18,884)

Inovalon Holdings, Inc.
Key Metrics (unaudited)
The Company believes the key metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business. Data resulting from the integration with ABILITY is not yet fully reflected within the MORE2 Registry® dataset and is therefore not fully reflected within the related data metrics below as of this date.

	June 30,
(In thousands)	2019	2018
MORE[2] Registry® dataset metrics
Unique patient count(1)	278,629	252,603
Medical event count(2)	45,776,969	39,333,463
Trailing twelve month Patient Analytics Months (PAM)(3)	55,068,958	46,152,155
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(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.

(2)
Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)
Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed within the Company’s platform solutions to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

Inovalon Holdings, Inc.
Investment in Innovation (unaudited)
The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud-based data analytics and data-driven intervention platforms focused on the achievement of meaningful and measurable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data-driven interventions capabilities are deployed as summarized below.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except percentages)	2019	2018	2019	2018
Investment in Innovation:
Research and development(1)	$7,898	$7,545	$16,099	$13,966
Capitalized software development(2)	8,801	11,366	16,708	21,662
Research and development infrastructure investments(3)	411	727	1,581	9,492
Total investment in innovation	$17,110	$19,638	$34,388	$45,120
As a percentage of revenue
Research and development(1)	5%	5%	5%	6%
Capitalized software development(2)	6%	7%	6%	9%
Research and development infrastructure investments(3)	—%	—%	1%	4%
Total investment in innovation	11%	12%	12%	19%
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(1)	Research and development primarily includes employee costs related to the development and enhancement of our service offerings.

(2)	Capitalized software development includes capitalized costs incurred to develop and enhance functionality for our platform solutions.

(3)	Research and development infrastructure investments include strategic capital expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.
Forward-Looking Guidance Adjusted EBITDA (unaudited)

	Guidance Range
	Year Ending December 31, 2019
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Adjusted EBITDA:
Net income	$4	$9
Depreciation and amortization	107	107
Interest expense	66	66
Interest income	(2)	(2)
Provision for income taxes(1)	1	3
EBITDA	176	183
Stock-based compensation	20	20
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration	1	2
Other non-comparable items(2)	4	4
Adjusted EBITDA	$205	$214
Adjusted EBITDA margin	32.1%	33.0%

	Guidance Range
	Three Months Ending September 30, 2019
(In millions)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Adjusted EBITDA:
Net income	$3	$4
Depreciation and amortization	27	27
Interest expense	17	17
Interest income	(1)	(1)
Provision for income taxes(1)	1	1
EBITDA	47	48
Stock-based compensation	6	6
Acquisition costs:
Transaction costs	—	—
Integration costs	—	1
Contingent consideration	—	1
Other non-comparable items(2)	—	1
Adjusted EBITDA	$53	$57
Adjusted EBITDA margin	32.6%	34.0%
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(1)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

(2)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from Adjusted EBITDA in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

Inovalon Holdings, Inc.
Forward-Looking Guidance Non-GAAP net income (unaudited)

	Guidance Range
	Year Ending December 31, 2019
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Non-GAAP net income:
Net income	$4	$9
Stock-based compensation	20	20
Acquisition costs:
Transaction costs	1	1
Integration costs	3	4
Contingent consideration	1	2
Amortization of acquired intangible assets	53	53
Amortization of debt issuance costs and debt discount	4	4
Other non-comparable items(1)	4	4
Tax impact of add-back items(2)	(23)	(24)
Non-GAAP net income	$67	$73

GAAP diluted net income per share	$0.03	$0.06
Non-GAAP diluted net income per share	$0.45	$0.49
Weighted average shares of common stock outstanding - diluted	149	149

	Guidance Range
	Three Months Ending September 30, 2019
(In millions, except per-share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net income to Non-GAAP net income:
Net income	$3	$4
Stock-based compensation	6	6
Acquisition costs:
Transaction costs	—	—
Integration costs	—	1
Contingent consideration	—	1
Amortization of acquired intangible assets	13	13
Amortization of debt issuance costs and debt discount	1	1
Other non-comparable items(1)	—	1
Tax impact of add-back items(2)	(6)	(8)
Non-GAAP net income	$17	$19

GAAP diluted net income per share	$0.02	$0.03
Non-GAAP diluted net income per share	$0.11	$0.13
Weighted average shares of common stock outstanding - diluted	149	149
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(1)
Other “non-comparable items” include items that are not comparable across reporting periods or items that do not otherwise relate to the Company’s ongoing financial results, such as certain employee related expenses attributable to advancements in automation and operational efficiencies, and legal expenses beyond those in the normal course of business. Non-comparable items are excluded from non-GAAP net income in order to more effectively assess the Company’s period-over-period and ongoing operating performance.

(2)	A 28% tax rate is assumed in order to approximate the Company’s effective statutory corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results and free cash flow as a liquidity measure to evaluate the Company’s ability to generate cash to support its ongoing business to service and repay debt, and to invest in its business. These measures are not prepared in accordance with, or as an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and are an important factor in determining variable compensation.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, other expense, net, interest income, interest expense, provision for income taxes, stock-based compensation, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, tax on equity exercises, and other non-comparable items. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income and Non-GAAP net income per share

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, acquisition costs (including transaction costs, integration costs, costs related to contingent consideration accretion and compensatory contingent consideration), restructuring expense, amortization of acquired intangible assets, amortization of debt issuance costs and debt discount, tax on equity exercises, and other non-comparable items.

The Company defines Non-GAAP basic net income per share as Non-GAAP net income divided by basic weighted average shares outstanding. The Company defines Non-GAAP diluted net income per share as Non-GAAP net income divided by diluted weighted average shares outstanding.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Free cash flow

The Company defines free cash flow as net cash provided by operating activities calculated in accordance with GAAP less purchases of property and equipment and less investments in capitalized software. The Company uses free cash flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to service and repay debt, and to invest in its businesses. However, use of free cash flow has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s liquidity as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate free cash flow or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contact:

Inovalon
Kim E. Collins
Phone: 301-809-4000 x1473
kcollins@inovalon.com